UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pilot House - Lewis Wharf, 2 Atlantic Avenue	6th Floor Boston, MA	02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 586-3900

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2023, Spectrum Pharmaceuticals, Inc. (the “Company”) reported that Dr. Francois Lebel resigned from employment as the Company’s Executive Vice President and Chief Medical Officer, effective December 31, 2022 (the “Termination Date”).

On December 31, 2022, the Company and Dr. Lebel entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) which shall become effective on the eighth calendar day following the Termination Date. Pursuant to the Separation Agreement, the Executive Employment Agreement between the Company and Dr. Lebel (the “Employment Agreement”), previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019, has been terminated and Dr. Lebel has waived all rights, benefits and all other types and forms of compensation that he may have been entitled to upon separation from employment as set forth in the Employment Agreement. Pursuant to the Separation Agreement, Dr. Lebel has agreed to a general release with the Company and to certain restrictive covenants, including confidentiality, non-disparagement and limitations on the hiring of Company employees.

Under the terms of the Separation Agreement, Dr. Lebel is entitled to receive (i) a bonus for the 2022 calendar year, equal to $148,500 USD, (ii) distribution of his deferred compensation subject to regulatory guidelines, including vesting of the Company match that is attributable to the 2022 plan year, and (iii) accelerated vesting of any stock issued by the Company, including options or shares subject to options granted to Dr. Lebel under the Company’s Long Term Investment Plan and/or under any stock option agreement between Dr. Lebel and the Company, that were scheduled to vest in January, February and March of 2023 which will be accelerated and vest or become exercisable as of the Termination Date.

In connection with Dr. Lebel’s cessation of service, the Company and Dr. Lebel also entered into a Consulting Agreement dated January 2, 2023 (the “Consulting Agreement”), pursuant to which Dr. Lebel will provide consulting and advisory services related to the Company’s business, products, and as otherwise mutually agreed from time to time, for a period of three (3) months. In exchange for his counsel, Dr. Lebel will receive a consulting fee equal to $80,000. The Consulting Agreement contains customary provisions relating to, among other things, confidentiality, non-compete, non-disparagement, limitations on the hiring of Company employees and work product ownership.

The foregoing is only a summary of the material terms of the Separation Agreement and Consulting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing descriptions of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the forms of Separation Agreement and Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

A copy of the Company’s press release with respect to the matters addressed in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Confidential Separation Agreement and General Release, dated December 31, 2022, between Spectrum Pharmaceuticals, Inc. and Francois Lebel.

10.2	Consulting Agreement, dated January 2, 2023, between Spectrum Pharmaceuticals, Inc. and Francois Lebel.

99.1	Press release dated January 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: January 4, 2023	By:	/s/ Nora E. Brennan
Nora E. Brennan
Executive Vice President and Chief Financial Officer